                                                                    EXHIBIT 10.3


                         AGREEMENT OF PURCHASE AND SALE



                TIMBERWOLF PRODUCTION FUND #4 LIMITED PARTNERSHIP

                                     - AND -

                               GEOCAN ENERGY INC.

                          (CARSON CREEK AREA, ALBERTA)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
         INTERPRETATION
          ....................................................................1
         1.1    DEFINITIONS...................................................1
         1.2    INCORPORATION OF SCHEDULES....................................6
         1.3    SCHEDULE REFERENCES...........................................7
         1.4    HEADINGS......................................................7
         1.5    GENDER........................................................7
         1.6    REFERENCES....................................................7

ARTICLE II
         SALE
          ....................................................................7
         2.1    SALE..........................................................7

ARTICLE III
         CONSIDERATION
          ....................................................................8
         3.1    PRICE.........................................................8
         3.2    MANNER OF PAYMENT.............................................8
         3.3    ROLLOVER ELECTION.............................................8
         3.4    ALLOCATION....................................................9

ARTICLE IV
         INFORMATION AND DATA
          ....................................................................9
         4.1    GENERALLY.....................................................9

ARTICLE V
         ADJUSTMENTS
          ...................................................................10
         5.1    OPERATIONS...................................................10
         5.2    RENTALS......................................................10
         5.3    INVENTORY....................................................10
         5.4    ACCOUNTS RECEIVABLE..........................................11
         5.5    GOODS AND SERVICES TAX.......................................11
         5.6    ADJUSTMENT PROCEDURE.........................................12

ARTICLE VI
         EFFECTIVE TIME
          ...................................................................12
         6.1    EFFECTIVE TIME...............................................12

ARTICLE VII
         CLOSING TIME AND PLACE
          ...................................................................12
         7.1    PLACE........................................................12
         7.2    TIME.........................................................12

ARTICLE VIII
         INTERIM PERIOD
          ...................................................................12
         8.1    MAINTENANCE OF ASSETS........................................12
         8.2    CONDUCT OF BUSINESS..........................................13
         8.3    INTERIM AGENCY, LIABILITY AND INDEMNITY......................13

ARTICLE IX
         TITLE RECORDS
          ...................................................................14
         9.1    GENERALLY....................................................14

ARTICLE X
         CONFIDENTIAL INFORMATION
          ...................................................................15
         10.1   GENERALLY....................................................15

ARTICLE XI
         CONSENTS AND APPROVALS
          ...................................................................15
         11.1   GENERALLY....................................................15
         11.2   PURCHASE RIGHTS..............................................16
         11.3   ALLOCATION OF PURCHASE PRICE.................................16

ARTICLE XII
         TITLE OBJECTIONS
          ...................................................................16
         12.1   GENERALLY....................................................16
         12.2   VALUE ALLOCATION.............................................17
         12.3   RIGHTS OF FIRST REFUSAL......................................18

ARTICLE XIII
         CONVEYANCES
          ...................................................................18
         13.1   GENERALLY....................................................18
         13.2   SUBORDINATE DOCUMENTS........................................18

ARTICLE XIV
         VENDOR'S REPRESENTATIONS
          ...................................................................18
         14.1   GENERALLY....................................................18
         14.2   LIMITATION...................................................24
         14.3   SUBROGATION..................................................25

ARTICLE XV
         PURCHASER'S REPRESENTATIONS
          ...................................................................25
         15.1   GENERALLY....................................................25
         15.2   SUBROGATION..................................................27

ARTICLE XVI
         NO MERGER
          ..................................................................27
         16.1   GENERALLY...................................................27

ARTICLE XVII
         INDEMNITY RE: OPERATIONS
          ..................................................................27
         17.1   GENERALLY...................................................27
         17.2   SUBROGATION RE: THIRD PARTIES...............................28
         17.3   ROYALTIES...................................................28
         17.4   WELL ABANDONMENT AND RECLAMATION............................28
         17.5   ENVIRONMENTAL DAMAGE........................................29

ARTICLE XVIII
         BREACH
          ..................................................................29
         18.1   SURVIVAL....................................................29
         18.2   TIME LIMITATION.............................................29

ARTICLE XIX
         VENDOR'S CLOSING CONDITIONS
          ..................................................................29
         19.1   GENERALLY...................................................29

ARTICLE XX
         PURCHASER'S CLOSING CONDITIONS
          ..................................................................31
         20.1   GENERALLY...................................................31

ARTICLE XXI
         COVENANTS RE: CLOSING
          ..................................................................32
         21.1   GENERALLY...................................................32

ARTICLE XXII
         TERMINATION
          ..................................................................32
         22.1   GENERALLY...................................................32

ARTICLE XXIII
         MISCELLANEOUS
          ..................................................................33
         23.1   NO DUPLICATION OF REMEDIES..................................33
         23.2   FURTHER ASSURANCES..........................................33
         23.3   ASSIGNMENT..................................................33
         23.4   REPORTING ISSUER STATUS.....................................33
         23.5   SIGNS AND NOTIFICATIONS.....................................34
         23.6   CONSTRUCTION AND ATTORNMENT.................................34
         23.7   TIME........................................................34

         23.8   PUBLIC ANNOUNCEMENT.........................................35
         23.9   PRIOR AGREEMENTS AND AMENDMENTS.............................35
         23.10  ENUREMENT...................................................35
         23.11  ADDRESSES...................................................35
         23.12  COUNTERPART EXECUTION.......................................36

                         AGREEMENT OF PURCHASE AND SALE

                          (CARSON CREEK AREA, ALBERTA)


                  THIS AGREEMENT made as of the 11th day of September, 1998.


BETWEEN:


                  TIMBERWOLF PRODUCTION FUND #4 LIMITED PARTNERSHIP, an Alberta limited partnership by its General Partner, TIMBERWOLF RESOURCES LTD., a body corporate, having an office within the City of Calgary, in the Province of Alberta, (hereinafter called the "Vendor")

                                     - and -

                  GEOCAN ENERGY INC., a body corporate, having an office within the City of Calgary, in the Province of Alberta, (hereinafter called the "Purchaser")


WITNESSETH THAT:


                  WHEREAS Vendor desires to sell and convey the Assets to Purchaser and Purchaser desires to purchase and receive the Assets from Vendor, in each case upon the terms and conditions herein set forth;

                  NOW THEREFORE in consideration of the premises hereto and of the covenants, warranties, representations, agreements and payments herein set forth and provided for, the Parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1               DEFINITIONS

                  In this Agreement (including the recitals hereto, this Article and each Schedule) the words and phrases set forth below shall have the meanings ascribed thereto below, namely:

         (a)      "ADJUSTMENT PROCEDURE" means the provisions comprising
                  Schedule "D";

         (b) "A.F.E." means an authority for expenditures, unit budget, mail ballot or cash call or any other approval to conduct an operation, create or incur a financial obligation or accept a risk;

         (c) "ASSETS" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests;

         (d) "CLOSING" means the transfer of the Assets by Vendor to Purchaser (or unaffected Assets, if a closing occurs in accordance with Clause 12.1) and the payment by Purchaser to Vendor of the Purchase Price (or portion thereof, if paid in accordance with Clause 12.1) and the completion of all matters incidental thereto as herein provided for;

         (e) "CLOSING TIME" means the time and day determined pursuant to Clause 7.2;

         (f) "CONVEYANCE" means an agreement (or agreements, if a closing occurs in accordance with Clause 12.1) in the form or substantially in the form of Schedule "C";

         (g)      "DOLLAR" or "$" means a dollar of the lawful money of Canada;

         (h) "EFFECTIVE TIME" means 8:00 a.m., local time at Calgary, Alberta, on the lst day of July, 1998;

         (i) "FACILITIES" means the interest of Vendor in all facilities described in Schedule "B";

         (j) "GATHERING SYSTEM" means the gathering system described in Schedule "B";

         (k) "INFORMATION AND DATA" means the data, information and documentation provided by Vendor to Purchaser in respect of the Assets, whether pursuant to a solicitation of interest or otherwise;

         (l)      "LAND SCHEDULE" means Schedule "A";

         (m) "MISCELLANEOUS INTERESTS": means the interest of Vendor corresponding to the interests set forth in the Land Schedule or Schedule "B", as the case may be in and to all property, assets and rights, other than Petroleum and Natural Gas Rights, the Said Lands, the Said Leases or the Tangibles (excluding materials and supplies used or useful in connection with the operations relating to the Petroleum and Natural Gas Rights, the Said Lands, the Said Leases or the Tangibles, or any interest therein, that is owned at the Closing Time by Vendor where the costs thereof have not been charged to the joint account of the owners of the Petroleum and Natural Gas Rights by the operator thereof), and to which Vendor is entitled at the Effective Time including, but not in limitation of the generality of the foregoing, such interests of Vendor in:

                  (i) all contracts, agreements, documents, production sales contracts, books and records relating to the Petroleum and Natural Gas Rights, the Said Lands, or the Tangibles, and any and all rights in relation thereto;

                  (ii) all engineering and production data and information (excluding the Proprietary Seismic) related to the Petroleum and Natural Gas Rights and the Tangibles in the custody of Vendor or to which it is entitled, excluding interpretive data, forecasts or reports;

                  (iii) all subsisting rights to enter upon, use and occupy the surface above the Said Lands or any lands with which same have been pooled or unitized or the sites of any Tangibles or any lands which are used to gain access to any of the foregoing; and

                  (iv)     existing well bores and downhole casing;

         (n) "PARTIES" means the parties to this Agreement and "PARTY" means any one of them;

         (o)      "PERMITTED ENCUMBRANCES" means:

                  (i) the encumbrances identified in Schedule "A" under the heading "Encumbrances";

                  (ii) easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and tables;

                  (iii) the right reserved to or vested in any government or other public authority by the term of any Said Lease or by any statutory provision to terminate any Said Leases or to require annual or other periodic payments as a condition of the continuance thereof;

                  (iv) liens imposed by statute securing the payment of taxes which are not due at the relevant time and governmental requirements as to production rates on the operations of any property or otherwise affecting the value of any property;

                  (v) contracts for the sale of Petroleum Substances comprising part of the Assets;

                  (vi)     the terms and conditions of the Said Leases;

                  (vii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of any governmental authority;

                  (viii) undetermined or inchoate liens incurred or created as security in favour of the person conducting the operation of any of the Assets for Vendor's proportion of the costs and expenses of such operations which costs and expenses are not delinquent as of the Closing Time;

                  (ix) the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the Said Lands or interests therein and statutory exceptions to title;

                  (x) agreements and plans relating to pooling or unitization;

                  (xi) provisions for penalties and forfeitures under agreements as a consequence of non-participation in operations; and

                  (xii) liens granted in the ordinary course of business to a public utility, municipality or governmental authority in connection with the operations conducted with respect to the Assets;

         (p) "PETROLEUM AND NATURAL GAS RIGHTS" means the interests of Vendor set forth in the Land Schedule in and to the Said Leases and the Said Lands;

         (q) "PETROLEUM SUBSTANCES" means petroleum, natural gas, related hydrocarbons and any other substances, whether liquid, solid or gaseous, the rights to which accrue to the holder of the rights to petroleum, natural gas or related hydrocarbons;

         (r)      "PLACE OF CLOSING" means the offices of Vendor;

         (s) "PRIME RATE" means the prime lending rate used from time to time by the Province of Alberta Treasury Branches, Main Branch, Calgary, Alberta, for loans made in Canada in Canadian Dollars to the bank's preferred commercial borrowers;

         (t) "PROPRIETARY SEISMIC" means all surveyors' ground elevation records, all shot point maps, all drillers' logs, all shooters' records and all seismograph records, seismograph magnetic tapes, monitor records, field records and record sections obtained in any seismograph survey conducted on the Said Lands or any geological or geophysical studies or further appraisals of same conducted on the Said Lands and owned by Vendor or to which Vendor is entitled;

         (u) "SAID LANDS" means in respect of the lands described in the Land Schedule, the Petroleum Substances within, upon or under those lands, together with the right to explore for and recover Petroleum Substances insofar only as they are granted by the Said Leases;

         (v) "SAID LEASES" means collectively the leases, reservations, permits, licences, certificates of title or other documents of title set forth and described in the Land Schedule (or any replacement thereof, renewal thereof or leases derived therefrom) by virtue of which the holder thereof is entitled to drill for, win, take, own and remove the Petroleum Substances within, upon or under all or any part of the Said Lands;

         (w) "TAKE OR PAY OBLIGATIONS" means the outstanding obligations of the Vendor arising in connection with payments made to Vendor, or its predecessors in interest, under or in respect of gas purchase contracts or other contracts for the sale of Petroleum Substances, which payments were made in lieu of or in consequence of the buyers under such contracts not taking delivery of Petroleum Substances or in consideration of future deliveries of Petroleum Substances;

         (x) "TANGIBLES" means the Facilities and interests of Vendor corresponding to the interests set forth in the Land Schedule in and to all tangible depreciable property and assets situate in, on or about the Said Lands, including the Wells, appurtenant thereto or used in connection therewith or with production, gathering, processing, transmission or treatment operations or on the Said Lands or relative thereto or appurtenant to or used in connection with all producing, shut-in or injection wells located on the Said Lands and, without limitation of the generality of the foregoing, includes the interest of Vendor in the Facilities;

         (y) "TITLE DEFECT" shall have the meaning ascribed thereto in Clause 12.1 hereof; and

         (z)      "WELLS" means those wells described and listed in Schedule
                  "G".

1.2               INCORPORATION OF SCHEDULES

                  The following Schedules are attached to and incorporated as part of this Agreement:

         (a)      Schedule "A" - Land Schedule;
         (b)      Schedule "B" - Facilities;
         (c)      Schedule "C" - Conveyance;
         (d)      Schedule "D" - Adjustment Procedure;
         (e)      Schedule "E" - Production Sales Contracts;
         (f)      Schedule "F" - Authorizations for Expenditures ("A.F.E.'s");
                    and
         (g)      Schedule "G" - Wells.

1.3               SCHEDULE REFERENCES

                  Whenever any provision of any Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail.

1.4               HEADINGS

                  The headings of articles and clauses herein and in the Schedules are inserted for conveyance of reference only and shall not affect or be considered in the construction or interpretation of the provisions hereof.

1.5               GENDER

                  In this Agreement, words importing persons include companies and vice versa and words importing the masculine gender include the feminine and neuter gender and vice versa.

1.6               REFERENCES

                  Except as otherwise provided for herein, "this Agreement", "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this agreement and not to any particular section, subsection, paragraph, subparagraph, clause, subclause, schedule or other portion thereof.

                                   ARTICLE II
                                      SALE

2.1               SALE

                  Vendor agrees to sell and convey the Assets to Purchaser and Purchaser agrees to purchase and receive the Assets from Vendor, all in accordance with and subject to the terms and conditions set forth in this Agreement.

                                   ARTICLE III
                                  CONSIDERATION

3.1               PRICE

                  The price to be paid by Purchaser to Vendor for the Assets shall be, subject to adjustments as herein provided for, ONE MILLION AND THIRTY THOUSAND ($1,030,000.00) DOLLARS (hereinafter called the "Purchase Price").

3.2               MANNER OF PAYMENT

                  The Purchase Price shall be paid as follows:

         (a) $177,500 payable at the Place of Closing on the Closing Date by certified cheque or bank draft;

         (b) that issuance of a promissory note in the principal amount of $177,500 with interest at the rate of Prime payable by Purchaser to Vendor on January 15, 1999 or on such other date as may be mutually agreed upon in writing by the Parties; and

         (c) the balance by the issuance to Vendor on at the Place of Closing on the Closing Date of 1,500,000 Class "A" common shares (the "Shares") of Purchaser at an assigned value of $0.45 per Share.

3.3               ROLLOVER ELECTION

                  The Parties hereby agree that the acquisition of the Assets shall be under the provisions of Section 85(2) of the Income Tax Act (Canada), R.S.C. 1995 5th Supplemental C-1 and the regulations thereunder, as amended (the "Act") and covenant and agree to elect jointly under Section 85(2) of the Act, in the prescribed form and within the prescribed time for the purposes of the Act, with respect to the sale by Vendor to Purchaser of the Assets and shall therein agree in respect of the Assets that the "agreed amount" for the purposes of Section 85(2) of the Act shall be as follows:

         (a)      to Petroleum and Natural Gas Rights              $  314,999.00
         (b)      to Tangibles                                     $  309,000.00
         (c)      to Proprietary Seismic                           $   11,000.00
         (d)      to Miscellaneous Interests                       $        1.00
                                                                   -------------
                  TOTAL:                                           $  635,000.00

3.4               ALLOCATION

                  The Purchase Price shall be allocated among the Assets as follows:

         (a)      to Petroleum and Natural Gas Rights:          $   709,999
         (b)      to Tangibles:                                 $   309,000
         (c)      Proprietary Seismic                           $    11,000
         (d)      to Miscellaneous Interests:                   $      1.00
                                                                -----------
                  TOTAL:                                        $ 1,030,000

                                   ARTICLE IV
                              INFORMATION AND DATA

4.1               GENERALLY

                  Vendor has made available to Purchaser the Information and Data. Vendor does not make any representation, warranty or covenant, either expressly or by implication herein or collateral hereto, with respect to the Information and Data or any information therein or other contents thereof or any other information provided to Purchaser relative to any of the Assets including, without limitation, information in respect of the marketing and sale of Petroleum Substances or transportation of such substances to the Purchaser thereof. Purchaser acknowledges that it has made its own independent investigation, analysis, evaluation and verification of Vendor's interests in the Assets, including Purchaser's own estimate and appraisal of the extent and value of the reserves of Petroleum Substances attributable to the Said Lands and of the condition, suitability, composition and capacity of the Tangibles.

                                    ARTICLE V
                                   ADJUSTMENTS

5.1               OPERATIONS

                  All benefits and obligations of every kind and nature relating to operations conducted with respect to the production of Petroleum Substances from the Said Lands and sale thereof accruing to or in respect of the Assets, or that are attributable to or otherwise affect the Assets, including capital expenditures arising out of A.F.E.'s approved by Vendor prior to Closing, maintenance costs, development costs and operating costs and the proceeds from the sale of production, shall be apportioned between Vendor and Purchaser as of the Effective Time. All costs incurred in connection with work performed or goods or services provided in respect of the Assets shall be deemed to have accrued as of the date the work was performed or the goods or services were delivered to the Said Lands, regardless of the time such costs become payable. Advances made by Vendor to operators relative to operations on the Said Lands prior to the Effective Time in excess of the costs of such operations shall be adjusted pursuant to this Article in favour of Vendor. Deposits made by Vendor relative to operations on the Said Lands shall either be returned to Vendor and replaced by Purchaser or adjusted pursuant to this Article.

5.2               RENTALS

                  Surface lease rentals, mineral lease rentals, municipal taxes and any similar payments made by or on behalf of Vendor to preserve any of the Said Leases or any surface leases or any of the Assets shall be apportioned between Vendor and Purchaser as of the Effective Time. After Closing, all rentals and similar payments required to preserve any of the Said Leases which relate to the Said Lands or any surface leases shall be paid by Purchaser.

5.3               INVENTORY

                  All Petroleum Substances produced prior to the Effective Time and beyond the wellhead do not comprise part of the Assets and shall remain the property of Vendor and the proceeds from the sale thereof whether prior to or after the Effective Time shall accrue and belong to Vendor. Vendor shall reimburse Purchaser for any reasonable charges paid by Purchaser for storage of such inventory by Vendor. If, on the date of the final statement of adjustments, such substances have not been sold, the Parties may agree upon an appropriate payment to be made to compensate Vendor for the assignment of the remaining inventory to Purchaser.

5.4               ACCOUNTS RECEIVABLE

                  Purchaser shall provide all reasonable assistance to Vendor with respect to the collection from others of any receivable by Vendor which relate to the Assets and which accrued prior to the Effective Date.

5.5               GOODS AND SERVICES TAX

                  The Parties acknowledge that the Purchase Price does not include any goods and services tax ("GST") that may be payable by Purchaser pursuant to the Excise Tax Act (Canada)(the "Act") in respect of the purchase of the Assets by Purchaser, but they also acknowledge that GST should not be payable in respect of such purchase by virtue of the provisions of Section 167(1) of the Act. In connection therewith:

         i. Purchaser is now, and will until the completion of the Closing continue to be, a registrant under the Act;

         ii. Vendor is now, and will until the completion of the Closing continue to be, a registrant under the Act;

         iii. Vendor and Purchaser shall, at Closing, prepare and jointly execute the election prescribed under Section 167(1) of the Act, and upon completion of the Closing Purchaser shall file such election in the manner and within the time prescribed therefor; and

         iv. Purchaser shall, in the event of an assessment by Revenue Canada denying the use of Section 167(1) of the Act, reimburse Vendor for any and all GST, interest and penalties assessed in respect of the purchase of the Assets.

5.6               ADJUSTMENT PROCEDURE

                  All adjustments provided for in this Agreement shall be effected pursuant to the Adjustment Procedure as set forth and described in Schedule "D" attached hereto.

                                   ARTICLE VI
                                 EFFECTIVE TIME

6.1               EFFECTIVE TIME

                  The transfer and assignment of the Assets from Vendor to Purchaser shall be effective as of the Effective Time.

                                   ARTICLE VII
                             CLOSING TIME AND PLACE

7.1               PLACE

                  Closing shall take place at the Place of Closing.

7.2               TIME

                  Closing shall take place at 2:00 p.m. on the 29th day of October, 1998, or at such other time or upon such other day as may be agreed by Purchaser and Vendor.

                                  ARTICLE VIII
                                 INTERIM PERIOD

8.1               MAINTENANCE OF ASSETS

                  From the Effective Time until Closing, Vendor shall, to the extent that the nature of its interests permits, and subject to all agreements applicable to the Assets:

         (a) maintain the Assets in a proper and prudent manner in accordance with generally accepted oil and gas industry practices;

         (b) pay or cause to be paid all costs and expenses relating to the Assets; and

         (c) perform and comply with all covenants and conditions contained in the Said Leases and all other agreements relating to the Assets.

8.2               CONDUCT OF BUSINESS

                  In the period from the Effective Time until the Closing Time, Vendor shall conduct or cause to be conducted, in accordance with generally accepted industry practices, such activities relative to the Assets as can reasonably be regarded as being in the ordinary course of business for Vendor. Vendor shall not conduct any activities with respect to the Assets which cannot reasonably be regarded as being in the ordinary course of business of Vendor without the prior written consent of Purchaser. It is agreed that where Vendor desires to approve an A.F.E. as submitted by an operator where Vendor's share of the costs thereunder is expected to exceed Twenty-Five Thousand ($25,000.00) Dollars or renegotiate, amend, vary or alter any contract for the sale of Petroleum Substances, Vendor shall:

         (a) notify Purchaser of any such A.F.E. or any material changes to any such contract for the sale of Petroleum Substances;

         (b) permit Purchaser to consult with Vendor in respect of such A.F.E. or changes; and

         (c) be entitled to approve such A.F.E. or make any of the changes, notwithstanding Purchaser's disagreement (if any), if Vendor is dealing at arm's length with the remaining parties to the contract and, acting in good faith, believes such approval or changes are reasonable.

8.3               INTERIM AGENCY, LIABILITY AND INDEMNITY

                  Upon Closing of the transaction, Vendor shall be deemed, for the period from the Effective Time to Closing, to have been the agent of Purchaser with respect to all operations and other activities with respect to the Assets and Purchaser ratifies, adopts and confirms all actions relative to the Assets which Vendor takes or refrains from taking, in accordance with this Article, as agent for Purchaser with the intent and purpose that all actions relative to the Assets taken or refrained from being taken by Vendor during this period shall be deemed for all purposes as having been taken or refrained from being taken by Purchaser. In the event that, upon Closing, Purchaser does not become recognized as a party to any agreement relative to the Petroleum and Natural Gas Rights, then Vendor shall serve as Purchaser's agent with respect to such agreement until Purchaser is recognized as a party thereto, taking or refraining from taking only such actions with respect to such agreement as Purchaser shall direct in writing. Purchaser shall:

         (a) be liable to Vendor for all damages, losses, expenses and claims; and, in addition,

         (b) indemnify and hold Vendor harmless against all damages, losses, expenses and claims;

incurred by Vendor as a result of Vendor acting as the agent of Purchaser pursuant to this Article including, without limitation, any and all third party costs incurred by Vendor, Vendor's cost of insurance attributable to such activities and any claims of third parties.

                                   ARTICLE IX
                                  TITLE RECORDS

9.1               GENERALLY

                  Vendor shall, during the period following the date upon which this Agreement is executed by all Parties hereto until the Closing Time, make such of the Said Leases, agreements and other documents and correspondence, including title and unit opinions, affecting the title of the Vendor to the Assets as are in the possession of Vendor, or to which Vendor has access, available to Purchaser and its authorized representatives at the offices of Vendor for such inspection as Purchaser requires, and Vendor will deliver copies of such records to Purchaser promptly after Closing.

                                    ARTICLE X
                            CONFIDENTIAL INFORMATION

10.1              GENERALLY

                  Purchaser shall consider as confidential, shall not communicate to others and shall use its best efforts to prevent those within its employ or control from communicating to others prior to the Closing Time and, in the event only that the transaction contemplated by this Agreement does not close for any reason whatsoever, subsequent to the Closing Time, all information which Purchaser receives from Vendor pursuant to this Agreement other than information which:

         (a) was in the possession of Purchaser prior to its receipt or acquisition from Vendor;

         (b)      at the time of disclosure, is in the public domain;

         (c) after disclosure, becomes part of the public domain by publication or otherwise, through no act or omission on the part of Purchaser; or

         (d) is required to be disclosed pursuant to the applicable legislation, regulations or rules or by the direction of any court, tribunal or administrative body having jurisdiction.

                                   ARTICLE XI
                             CONSENTS AND APPROVALS

11.1              GENERALLY

                  Prior to Closing, each of the Parties hereto shall use all reasonable efforts to obtain and deliver to the other Party hereto all necessary consents, permissions and approvals by shareholders, limited partners, third parties and governmental and regulatory authorities applicable to it in connection with the transaction herein provided for, including, without restricting the generality of the foregoing, those notices specified in Clause
11.2 herein. Vendor agrees to provide reasonable assistance to Purchaser, at Purchaser's cost and expense, required in connection with such application.

11.2              PURCHASE RIGHTS

                  If any of the Assets are subject to a preferential right of purchase, right of first refusal or similar restriction made effective by virtue of this Agreement, then Vendor shall promptly serve all notices as are required under the preferential right of purchase, right of first refusal or similar right provisions. Each such notice shall include a request for a waiver of the right to purchase any of the Assets and shall specify that portion of the Purchase Price which Purchaser attributes to the particular Asset or portion thereof to which the preferential right of purchase, right of first refusal or similar restriction applies.

11.3              ALLOCATION OF PURCHASE PRICE

                  Purchaser shall forthwith upon execution of this Agreement and from time to time thereafter as requested by Vendor, provide to Vendor a reasonable and bona fide allocation of the Purchase Price to any particular portion of the Assets; including, without limitation, any of the Said Leases, Said Lands or the Tangibles to which a preferential right of purchase, right of first refusal or similar restriction applies.

                                   ARTICLE XII
                                TITLE OBJECTIONS

12.1              GENERALLY

                  From time to time, in any event no later than the close of business on October 9, 1998, Purchaser shall give Vendor written notice of all defects of which Purchaser is aware (other than any matters specified in the Land Schedule) which materially and adversely affect the title of Vendor to the Assets and which Purchaser does not waive (all of which are herein referred to as "Title Defects"). Prior to the Closing Time, Vendor shall diligently make all reasonable efforts to cure or remove all Title Defects. If all Title Defects are not cured or removed at or before the Closing Time, Purchaser may elect at or before Closing Time to:

         (a) with the agreement of Vendor, grant a further period of time within which Vendor may cure or remove the uncured Title Defects; or

         (b) subject to Clause 12.3, waive the uncured Title Defects and proceed with Closing; or

         (c) proceed with the Closing of the sale of the Assets which are not affected by Title Defects, which Closing shall be completed at the Closing Time in accordance with this Agreement and the portion of the Purchase Price payable for such portion of the Assets shall be paid by Purchaser to Vendor at the Closing Time. Vendor shall make all reasonable efforts or cure or remove the remaining Title Defects within two (2) months following the Closing Time. Vendor shall give written notice to Purchaser within this period identifying each of the Assets which Vendor has cured or removed Title Defects from, if any. Purchaser shall give written notice to Vendor identifying each Asset in respect of which Title Defects have been waived by Purchaser, cured or removed to the reasonable satisfaction of Purchaser within three (3) days after receipt of Vendor's notice and the Closing of the sale of the cured Assets shall occur on the second normal business day after receipt by Vendor of Purchaser's notice. At such time, Purchaser shall pay to Vendor the portion of the Purchase Price equal to the value of the cured Assets. If Vendor is unable to cure or remove any of the remaining Title Defects within two (2) months of the Closing Time, Vendor and Purchaser shall be released from all obligations hereunder to buy and sell any such portion of the Assets that are still subject to the remaining Title Defects or Purchaser may waive the remaining Title Defects and proceed with the closing of the sale of the remaining Assets. Failure by Purchaser to make such election at or before Closing Time shall be irrefutably and conclusively deemed to be an election to waive all uncured Title Defects. In the event that the value, determined pursuant to Clause 12.2, of those Assets affected with Title Defects which Purchaser does not waive, equals or exceeds an amount equal to Five Percent (5%) of the Purchase Price, either Purchaser or Vendor may, by notice to the other party, declare this Agreement rescinded and of no effect, whereupon both Parties shall take all actions and steps necessary to return the Parties to the position that they would have been in with respect to the ownership of the Assets as if this Agreement had not been entered into.

12.2              VALUE ALLOCATION

                  If it is necessary to allocate a value for the purposes of Clause 12.1 to any particular portion of the Assets, the Parties shall allocate values as can be agreed upon, acting reasonably, and having due regard for the proportion of value placed upon that portion of the Assets by recent independent engineering reports which may have been prepared for the purpose of the sale contemplated herein.

12.3              RIGHTS OF FIRST REFUSAL

                  Each preferential right of purchase, right of first refusal and similar right applicable to the Assets shall constitute a Title Defect for the purpose of Clause 12.1 until such right is waived or exercised by the holder thereof, lapses or is extinguished. Purchaser may not waive as a Title Defect the existence or operation of any preferential right of purchase, right of first refusal or similar right to purchase any of the Assets. In the event that a preferential right of purchase, right of first refusal or similar right is exercised, the value allocated to the portion of the Assets subject to the exercised right shall be deducted from the Purchase Price to be paid pursuant to Clause 3.1.

                                  ARTICLE XIII
                                   CONVEYANCES

13.1              GENERALLY

                  At Closing and thereafter, the Vendor shall execute and deliver to Purchaser such transfers, assignments, conveyances (including the Conveyance), novations, notices and other documents with respect to the Assets as may have been prepared by Vendor and as may be reasonably required by Purchaser. Vendor shall co-operate with Purchaser's efforts to secure execution of such documents by the parties thereto other than Vendor and Purchaser.

13.2              SUBORDINATE DOCUMENTS

                  All documents executed and delivered pursuant to the provisions of this Article or otherwise pursuant to this Agreement are subordinate to the provisions of this Agreement and the provisions of this Agreement shall govern and prevail in the event of a conflict between the provisions of any such document and the provisions of this Agreement.

                                   ARTICLE XIV
                            VENDOR'S REPRESENTATIONS

14.1              GENERALLY

                  Vendor hereby represents, warrants and covenants to and with Purchaser that:

         (a)      Corporate Standing

                  Vendor is, and at the Closing Time shall continue to be a limited partnership duly formed under the laws of the Province of Alberta and Timberwolf Resources Ltd., the General Partner of the Vendor, is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta;

         (b)      Requisite Authority

                  Vendor has all requisite corporate power and authority to enter into this Agreement and to perform the obligations of Vendor under this Agreement;

         (c)      No Conflicts

                  The consummation by Vendor of the transaction contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which Vendor is a party or by which Vendor is bound or any judgment, decree, order, law, statute, rule or regulation applicable to Vendor;

         (d)      Title

                  Although Vendor does not warrant title to the Assets, it does represent, warrant and covenant that Vendor has done no act or thing whereby the Assets may be cancelled or determined and that the Assets are now, and will be at the Closing Time and the Effective Time, free and clear of all liens, charges, encumbrances and adverse claims created by, through or under Vendor, except such thereof as are Permitted Encumbrances.

         (e)      Quiet Enjoyment

                  Subject to the rents, covenants, conditions and stipulations in the Said Leases and any agreements pertaining to the Assets and on the lessee's or holder's part thereunder to be paid, performed and observed, Purchaser may enter into and upon, hold and enjoy the Assets for the residue of their respective terms and all renewals or extensions thereof for Purchaser's own use and benefit without any interruption of or by Vendor or any other person whomsoever claiming or to claim by, through or under Vendor, and Vendor binds itself to warrant and defend all and singular the Assets against all persons whomsoever claiming or to claim the same or any part thereof or any interest therein by, through or under Vendor;

         (f)      Execution and Enforceability of Documents

                  This Agreement has been duly executed and delivered by Vendor and all other documents (including the Conveyance) executed and delivered by Vendor pursuant hereto shall have been duly executed and delivered by Vendor. This Agreement does, and such documents (including the Conveyance) will, constitute legal, valid and binding obligations of Vendor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditor's rights generally and the discretion of courts with respect to equitable or discretionary remedies and defences;

         (g)      Finders' Fees or Consulting Fees

                  Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers', consulting, legal or finders' fees in respect of this transaction for which Purchaser shall have any obligation or liability;

         (h)      No Lawsuits or Claims

                  To the best of Vendor's information, there are no claims, proceedings, actions or lawsuits in existence, threatened or asserted against or with respect to the Assets or the interests of Vendor therein which would have material adverse effect on the Assets or the value thereof;

         (i)      Good Standing Under Agreements

                  To the best of Vendor's information, Vendor is in good standing under all material agreements and instruments having application to the Assets to which Vendor is a party or is bound;

         (j)      Tax Resident

                  Vendor is not a non-resident of Canada within the meaning of
                  Section 116 of the Income Tax Act (Canada);

         (k)      Taxes

                  All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the Assets or the production of Petroleum Substances from the Lands or the receipt of proceeds therefrom payable by it to the Closing Time and for all prior years have been properly paid and discharged or will be paid by Vendor;

         (l)      Outstanding A.F.E.'s

                  Other than as set forth in Schedule "F", there are no A.F.E.'s approved by Vendor with respect to the Assets for which Vendor has not been completely billed as at the date hereof and there are no outstanding cash calls with respect to the Assets and Schedule "F" hereto sets forth the amount not yet billed pursuant to each such A.F.E. and the amount of each outstanding cash call;

         (m)      Good Oil and Gas Field Practice

                  To the best of Vendor's information, the Wells have been drilled and, if completed, completed and operated in accordance with good oil and gas industry practices and in compliance with all applicable rules and regulations;

         (n)      Independent Operations Penalties

                  The interests of Vendor in the Wells are not presently subject to independent operations penalties due to the failure of Vendor to participate in an independent operation, except as disclosed in Schedule "A" hereto;

         (o)      Reduction of Interest

                  Except as otherwise expressly noted in Schedule "A" hereto, the Assets are not subject to reduction by virtue of the conversion or other alteration of the interest of any third party under existing agreements created by, through or under Vendor;

         (p)      Production Sales Contracts

                  There are no production sales agreements under which Vendor, or any party acting on its behalf, is obligated to sell or deliver to any party, any Petroleum Substances allocable to the Petroleum and Natural Gas Rights, except for agreements terminable by the seller without penalty on less than ninety
                  (90) days' notice or agreements which are disclosed in Schedule "E" hereto;

         (q)      Take or Pay

                  The Assets and Petroleum Substances produced therefrom are not subject to Take or Pay Obligations;

         (r)      Offset Wells

                  To the best of Vendor's information, there are not in existence any obligations arising under any of the Said Leases or otherwise with respect to the Said Lands to drill thereon a well located in a spacing unit offsetting any other well, whether or not that other well is located on the Said Lands;

         (s)      Tangibles

                  To the best of Vendor's information, the Tangibles have been constructed, installed, maintained and operated in accordance with good oil and gas industry practices and in compliance with all applicable rules and regulations and the Facilities are owned by Vendor;

         (t)      Compliance

                  To the best of Vendor's information, Vendor has been and is in material compliance with all laws, regulations and orders relating to the Assets and Vendor has not received notice of non-compliance and does not know of any facts which could give rise to a notice of non- compliance with any such laws, regulations or orders which would have a material adverse effect on the Assets;

         (u)      Well Abandonment

                  Vendor has not expressly authorized any abandonment of any Well which abandonment has not been completed and Vendor is not presently required by good oilfield practice to abandon any Well and there are no abandoned Wells in respect of which reclamation certificates have not been obtained;

         (v)      Disclosure

                  To the best of Vendor's information, Vendor has made available to Purchaser all documents, data and information in its possession or control pertaining to the Assets relevant to Purchaser's investigation, analysis and evaluation of the Assets. To the best of Vendor's information, Vendor has not withheld from Purchaser any documents, data or information reasonably required that would make the documents, data and information made available to Purchaser misleading;

         (w)      Preferential Rights

                  No person, firm or corporation has any preferential right of purchase to acquire any interest in the Assets.

         (x)      Delay Rentals

                  To the best of Vendor's information, Vendor has paid or caused to be paid within applicable time limits all relevant deposits, rentals and royalties and has performed and observed or caused to be performed and observed all obligations and covenants required to keep the Said

                  Leases and all documents of title respecting the Said Lands and any of them in full force and effect; and

         (y)      Environmental Matters

                  Vendor is not aware of and has not received:

                  (i) any orders or directions from any governmental or regulatory authority which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directions have not been complied with in all material respects; and

                  (ii) any demand or notice issued by any governmental or regulatory authority with respect to the breach of any environmental, health or safety law applicable to the Assets, including without limitation, respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding at the Closing Time;

                  except as have been specifically disclosed by Vendor by notice to Purchaser and Vendor has made available to Purchaser all information within Vendor's possession, and has not knowingly withheld any such information from Purchaser relevant to any environmental damage or contamination or other environmental problems pertaining to the Assets.

14.2              Limitation

                  Vendor makes no representation or warranty whatsoever except as and to the extent expressly set forth in Clause 14.1. Vendor disclaims any liability and responsibility for any representation or warranty which may have been made or alleged to have been made and which are contained in any instrument or document relative hereto or the transactions herein provided for, or contained in any statement or information made or communicated (orally or in writing) to Purchaser including, without limitation of the generality of the foregoing, any opinion, information or advice which may have been provided to Purchaser by any officer, shareholder, director, employee, agent, consultant or representative of Vendor. Without limiting the generality of the foregoing, Vendor makes no representations or warranties or covenants as to:

         (a) its title in or to the Assets except as, and only to the extent, set forth in Subclause 14.1(d);

         (b) the amounts, quality, recoverability or deliverability of reserves of Petroleum Substances attributable to the Said Lands;

         (c) the quality, fitness, condition or merchantability of all or any of the Tangibles;

         (d) any geological or other interpretations or economic evaluations of the Assets; and

         (e) estimates of prices or future cash flows arising from the sale of reserves of Petroleum Substances attributable to the Said Lands or estimates of other revenues attributable to the Assets or the availability or continued availability of transportation to sell such Petroleum Substances.

14.3              SUBROGATION

                  The representations, warranties and covenants of Vendor contained in this Agreement or made or given pursuant or collateral hereto are made for the exclusive benefit of Purchaser and are not transferable by Purchaser and may not be made the subject of any right of subrogation by Purchaser in favour of any other entity.

                                   ARTICLE XV
                          PURCHASER'S REPRESENTATIONS

15.1              GENERALLY

                  Purchaser hereby represents, warrants and covenants to and with Vendor that:

         (a)      Corporate Standing

                  Purchaser is, and at the Closing Time shall continue to be, a company duly organized, validly existing and in good standing under the laws of the Province of Alberta;

         (b)      Requisite Authority

                  Purchaser has all requisite corporate power and authority to enter into this Agreement and to purchase and pay for the Assets on the terms described herein and to perform the other obligations of Purchaser under this Agreement;

         (c)      No Conflicts

                  The consummation by Purchaser of the transactions contemplated by this Agreement will not violate, nor be in conflict with, the provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any judgment, decree, order, law, statute, rule or regulation applicable to Purchaser;

         (d)      Execution and Enforceability of Documents

                  This Agreement has been duly executed and delivered by Purchaser and all documents required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement does, and such documents will, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditor's rights generally and the discretion of courts with respect to equitable or discretionary remedies and defences;

         (e)      Finder's Fees of Consulting Fees

                  Purchaser has not incurred any liability, contingent or otherwise, for brokers', consulting, legal or finders' fees in respect of this transaction for which Vendor shall have any obligation or liability;

         (f)      Investment Canada

                  Purchaser is not a non-Canadian within the meaning and for the purposes of the Investment Canada Act; and

         (g)      Good Standing

                  Purchaser is a reporting issuer in the Province of Alberta in good standing, its Class "A" common shares are listed for trading on the Alberta Stock Exchange, Purchaser is not subject to any cease trade order, whether interim or final and to the best of Purchaser's information, Purchaser is not in default of the requirements of the Alberta Stock Exchange or the Alberta Securities Commission.

15.2              SUBROGATION

                  The representations, warranties and covenants of Purchaser contained in this Agreement or made or given pursuant to collateral hereto are made for the exclusive benefit of Vendor and are not transferable by Vendor and may not be made the subject of any right of subrogation by Vendor in favour of any other entity.

                                   ARTICLE XVI
                                    NO MERGER

16.1              GENERALLY

                  The covenants, representations and warranties set forth in Clauses 14.1 and 15.1 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from Vendor to Purchaser and there shall not be any merger of any covenants, representations and warranties in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

                                  ARTICLE XVII
                            INDEMNITY RE: OPERATIONS

17.1              GENERALLY

                  Subject to the provisions of Article VIII and except as otherwise expressly provided for herein, Vendor shall continue to remain liable for and, in addition, shall indemnify Purchaser from and against any liability, loss, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accountant, and other professional expenses, claims or damages arising out of or pertaining to operations conducted by Vendor with respect to the Assets and accruing prior to the Effective Time and Purchaser shall be liable to Vendor and, in addition, shall indemnify Vendor from and against any liability, loss, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accountant, and other professional expenses, claims or damages arising out of or pertaining to operations conducted by Purchaser with respect to the Assets from and subsequent to the Effective Time; excepting in each case any liability, loss, costs, claims or damages to the extent that the same are reimbursed by insurance or caused by the negligence of the other Party hereto. Such indemnities shall be deemed to apply to all assignments, transfers, conveyances, novations and other documents conveying the Assets to Purchaser.

17.2              SUBROGATION RE: THIRD PARTIES

                  Each party shall have the full right of substitution and subrogation in and to all covenants and warranties by others heretofore given in respect of the Assets or any part thereof.

17.3              ROYALTIES

                  Purchaser shall honour and observe all the rights and obligations attaching to and shall pay all royalties and other encumbrances set forth in the Land Schedule due with respect to the production of Petroleum Substances attributable to the Assets from and after the Effective Time, and Purchaser shall be liable to Vendor and, in addition, shall indemnify Vendor from any claim with respect to non-observance or non-payment of such obligations.

17.4              WELL ABANDONMENT AND RECLAMATION

                  At Closing, Purchaser assumes liability for all well abandonment and reclamation costs attributable to the Assets and Purchaser shall be liable to Vendor and, in addition, shall indemnify Vendor from and against any liability, loss, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accountant and other professional expenses, claims or damages, including consequential damages arising out of or relating to such well abandonment and reclamation or the failure by Purchaser to carry out such well abandonment and reclamation.

17.5              ENVIRONMENTAL DAMAGE

                  At Closing, Purchaser assumes liability for all environmental damage attributable to the Assets and Purchaser shall be liable to Vendor and, in addition, shall indemnify Vendor from and against any liability, loss, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accountant and other professional expenses, claims or damages, including consequential damages, arising out of or relating to environmental damage attributable to the Assets.

                                  ARTICLE XVIII
                                     BREACH

18.1              SURVIVAL

                  Notwithstanding anything to the contrary herein expressed or implied and notwithstanding the Closing and deliveries of covenants, representations and warranties in any other agreements or documents at Closing or prior or subsequent thereto or investigations by the Parties or their counsel, the covenants, representations and warranties set forth in Clauses 14.1 and 15.1 shall survive Closing for the benefit of the Parties.

18.2              TIME LIMITATION

                  No claim for breach of the covenants, representations and warranties set forth in this Agreement or for misrepresentation herein or pursuant or with respect hereto or for indemnification of Purchaser pursuant hereto shall be made or be enforceable, whether by legal proceedings or otherwise howsoever, unless written notice of the claim setting out reasonable details of the full particulars of the claim is given by the claimant to the other Party within eighteen (18) months of the Closing Time.

                                   ARTICLE XIX
                           VENDOR'S CLOSING CONDITIONS

19.1              GENERALLY

                  The obligation of Vendor to complete the sale of the Assets to Purchaser pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Time of the following conditions precedent:

         (a)      Representations True

                  All representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Effective Time and the Closing Time and Purchaser shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Purchaser at or prior to the Closing Time.

         (b)      Payment

                  Purchaser shall have tendered to Vendor the cash portion of the Purchase Price, a promissory note for the balance of the cash portion of the Purchase Price payable by Purchaser to Vendor pursuant hereto and the Shares at the Closing Time;

         (c)      Conveyance

                  Purchaser shall have executed and delivered the Conveyance;
                  and

         (d)      Opinion of Vendor's Solicitors

                  Vendor's solicitors shall be satisfied that all corporate and regulatory requirements applicable to Purchaser and the enforceability of this Agreement and the Conveyance have been obtained.

The foregoing conditions shall be for the benefit of Vendor and may, without prejudice to any of the rights of Vendor hereunder (including reliance upon or enforcement of the representations, warranties or covenants which are preserved dealing with or similar to the condition waived), be waived by Vendor in writing, in whole or in part, at any time. In case any of the conditions precedent shall not be complied with, or waived by Vendor, at or before the Closing Time, Vendor may rescind or terminate this Agreement by written notice to Purchaser.

                                   ARTICLE XX
                         PURCHASER'S CLOSING CONDITIONS

20.1              GENERALLY

                  The obligation of Purchaser to complete the purchase of the Assets from Vendor pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Time of the following conditions precedent:

         (a)      Representations True

                  All representations and warranties of Vendor contained in this Agreement shall be true in all material respects at and as of the Effective Time and the Closing Time and Vendor shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied all agreements required by this Agreement to be performed and satisfied by Vendor at or prior to the Closing Time;

         (b)      Conveyance

                  Vendor shall have executed and delivered the Conveyance.

         (c)      Opinion of Purchaser's Solicitors

                  Purchaser's solicitors shall be satisfied that all corporate and regulatory requirements applicable to Vendor and the enforceability of this Agreement and the Conveyance have been obtained;

         (d)      Waiver of Preferential Rights

                  Vendor shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser that all preferential rights of purchase have lapsed, been waived or duly exercised; and

         (e)      Material Adverse Change

                  Purchaser shall be satisfied that there has not been a material adverse change in the physical condition of the Assets from the Effective Time to the Closing Time which Purchaser agrees shall exclude any material adverse changes in the Assets due to changes in the prices at which Petroleum Substances may be sold.

The foregoing conditions shall be for the benefit of Purchaser and may, without prejudice to any of the rights of Purchaser hereunder (including reliance upon or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived), be waived by Purchaser in writing, in whole or in part, at any time, provided Purchaser may not waive the existence and operation of any preferential right to purchase any of the Assets. In case any of the conditions precedent shall not be complied with, or waived by Purchaser, at or before the Closing Time, Purchaser may rescind and terminate this Agreement by written notice to Vendor.

                                   ARTICLE XXI
                              COVENANTS RE: CLOSING

21.1              GENERALLY

                  Each of the Parties covenants and agrees with the other Party to use all reasonable efforts until Closing, to take or refrain from taking all actions with the intent that the Closing conditions herein shall be satisfied, the representations and warranties herein made by it shall be true and correct, and all covenants and agreements herein made by it shall have been performed.

                                  ARTICLE XXII
                                   TERMINATION

22.1              GENERALLY

                  In the event that this Agreement is terminated pursuant to any of the provisions hereto, each Party hereto shall be released from all obligations hereunder and each Party shall take all reasonable action to return each of the other Parties hereto to the position relative to the Assets which such Party occupied prior to the execution hereof, it being understood that Vendor and Purchaser will each bear all costs incurred by it prior to such termination. Any termination as aforesaid shall be without liability of any Party to any other Party or to any of such other Party's shareholders, directors, officers, employees, agents, consultants or representatives.

                                  ARTICLE XXIII
                                  MISCELLANEOUS

23.1              NO DUPLICATION OF REMEDIES

                  A Party shall not be liable to the other Party except as provided for herein, for any misrepresentation herein, pursuant hereto or with respect hereof or for breach of any warranty or covenant herein in the event that, with respect to the subject of the misrepresentation or breach of warranty or covenant, provision is made herein for indemnity by one Party to the other Party or for adjustment by one Party in favour of the other Party or for another specific right or remedy.

23.2              FURTHER ASSURANCES

                  At Closing and thereafter as may be necessary or desirable, and without further consideration, the Parties shall execute, acknowledge and deliver such other documents and shall take or refrain from taking such action as may be necessary to carry out their respective obligations under this Agreement.

23.3              ASSIGNMENT

                  Prior to Closing, Purchaser shall not assign all or any part of this Agreement or any of the rights or obligations of Purchaser under this Agreement, without the prior written consent of Vendor, which consent may be arbitrarily withheld by Vendor.

23.4              REPORTING ISSUER STATUS

                  Purchaser shall use reasonable efforts to maintain its status as a reporting issuer not in default of the requirements of the Securities Act (Alberta) or of the Alberta Stock Exchange for a period of one (1) year from Closing.

23.5              SIGNS AND NOTIFICATIONS

                  After Closing, Vendor may remove any signs which indicate Vendor's ownership or operation of the Assets. It shall be the responsibility of Purchaser, where necessary, to erect or install any signs that may be required by governmental agencies indicating Purchaser to be the operator of the Assets and to notify other working interest owners, gas, suppliers, contractors, governmental agencies and any other third party of Purchaser's interest in the Assets.

23.6              CONSTRUCTION AND ATTORNMENT

                  This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party accepts the jurisdiction of the Courts of the Province of Alberta and all courts of appeal therefrom.

23.7              TIME

                  Time shall be of the essence of this Agreement.

23.8              PUBLIC ANNOUNCEMENT

                  Each of the Parties shall cooperate with the other in relaying information concerning this Agreement and the transactions herein provided for, and shall furnish to, discuss with, and obtain written approval from the other Party of drafts of all press and other releases prior to publication, which approval may be reasonably withheld; provided that nothing contained herein shall prevent either Party, at any time, from furnishing any information to any governmental agency or regulatory authority or to the public if required by applicable law.

23.9              PRIOR AGREEMENTS AND AMENDMENTS

                  This Agreement states and comprises the entire agreements between the Parties and shall supersede and replace any and all prior agreements between the Parties relating to the sale and purchase of the Assets and may be amended only by written instrument signed by all Parties.

23.10             ENUREMENT

                  This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as set out herein.

23.11             ADDRESSES

                  The address for notices of each of the Parties shall be as follows:

                  PURCHASER:      GEOCAN ENERGY INC.
                                  Elveden House
                                  Suite 800, 717 - 7th Avenue S.W.
                                  Calgary, Alberta
                                  T2P 0Z3
                                  Attention:  Mr. Bradley Farris
                                  Telephone:  (403) 261-3851
                                  Facsimile:  (403) 261-3834

                  VENDOR:         TIMBERWOLF PRODUCTION FUND #4
                                  LIMITED PARTNERSHIP
                                  Elveden House
                                  Suite 800, 717 - 7th Avenue S.W.
                                  Calgary, Alberta
                                  T2P 0Z3
                                  Attention:  Mr. Wayne Wadley
                                  Telephone:  (403) 261-3835
                                  Facsimile:  (403) 261-3834

Either of the Parties may from time to time change its address for service herein by giving written notice to the other Party. Any notice may be served by personal service upon a Party or by instantaneous electronic means to the number for notice hereunder. Any notice given by service upon a Party and any notice given by instantaneous electronic means shall be deemed to be given to and received by the addressee on the day (except Saturdays, Sundays, and statutory holidays) of service or after the sending thereof with appropriate answerback acknowledgment.

23.12             COUNTERPART EXECUTION

                  This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each Party, all counterparts together shall constitute one (1) agreement.

                  IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

                                      TIMBERWOLF PRODUCTION FUND #4 LIMITED
                                      PARTNERSHIP, by its general partner,
                                      TIMBERWOLF RESOURCES LTD.


                                      Per:
                                           ------------------------------------

                                      Per:
                                           ------------------------------------


                                      GEOCAN ENERGY INC.


                                      Per:
                                           ------------------------------------

                                      Per:
                                           ------------------------------------

                                  SCHEDULE "A"


                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================


                                  LAND SCHEDULE

                              WORKING
SAID LANDS                    INTEREST %              SAID LEASES                ENCUMBRANCES
----------                    ----------              -----------                ------------
061-12-5 E34                  10.0000%                117793                     ACR                   15% GORR
061-12-5 W34                  10.0000%                121795                     ACR                   15% GORR
061-11-5 W07                  10.0000%                126245                     ACR                   15% GORR
061-11-5 S18                  10.0000%                                           ACR                   15% GORR
061-12-5 S13                  10.0000%                                           ACR                   15% GORR
061-11-5 S03                  0.25000%                0587090203                 ACR
061-11-4 N03                  0.25000%                0588020434                 ACR
061-11-5 E07                  10.0000%                0595060094                 ACR
061-11-5 N18                  10.0000%                0595060095                 ACR
061-12-5 N13                  10.0000%                0595060096                 ACR
062-12-5 N21                  10.0000%                0595060097                 ACR
061-11-5 05, 06, 08           10.0000%                0595090507                 ACR
061-12-5 S01                  10.0000%                0595090509                 ACR
062-12-5 N20                  10.0000%                0595090518                 ACR
063-11-5 S & NE 08            10.0000%                0595090529                 ACR
061-12-5 02, 03               10.0000%                0596030190                 ACR


"ACR"  means Alberta Crown Royalty

                                  SCHEDULE "B"


                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================

The Vendor's working interests for the Wells listed in Schedule "G", which, without limiting the generality hereof, includes all associated Well equipment, all surface or downhole well equipment, wellbore or casing associated with each Well.


Gathering System and Surface Facilities

         (a)      Danoil Carson Creek East Gathering System
                  WI - 10.00%

         (b)      Carson Creek East Sour Gas Processing Facility
                  WI - 0.1832%



"WI"     means working interest

                                  SCHEDULE "C"


                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================

                                   CONVEYANCE

                          (Carson Creek Area, Alberta)


                  THIS CONVEYANCE dated the ___ day of October, 1998

BETWEEN:

                  TIMBERWOLF PRODUCTION FUND #4 LIMITED PARTNERSHIP, an
                  Alberta limited partnership by its General Partner, TIMBERWOLF RESOURCES LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta.

                  (hereinafter called "Vendor")

                                     - and -

                  GEOCAN ENERGY INC., a body corporate, having an office in the City of Calgary, in the Province of Alberta,

                  (hereinafter called "Purchaser").

WITNESSES THAT:

                  WHEREAS Vendor has agreed to sell and assign to Purchaser and Purchaser has agreed to purchase and acquire from Vendor, the Assets;

                  NOW THEREFORE for the consideration provided in the Agreement of Purchase and Sale and in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the Parties hereto covenant and agree as follows:

                                    ARTICLE 1

1. In this Conveyance, including the premises hereto and this Article, the definitions set forth in the Agreement of Purchase and Sale are adopted herein by reference and, in addition:

                  "Agreement of Purchase and Sale" means that certain Agreement between Vendor and Purchaser dated the 11th day of September, 1998, pursuant to which Vendor has agreed to sell and assign to Purchaser, and Purchaser has agreed to purchase and acquire from Vendor, the Assets (as defined in the Agreement of Purchase and Sale).

                                    ARTICLE 2
                                   CONVEYANCE

2. Vendor, pursuant to and for the consideration provided for in the Agreement of Purchase and Sale, the receipt and sufficiency of such consideration being hereby acknowledged by Vendor, hereby sells, assigns, transfers, conveys and sets over to Purchaser its entire right, title, estate and interest in and to the Assets, to have and to hold the same, together with all benefit and advantage to be derived therefrom.

                                    ARTICLE 3
                                 EFFECTIVE TIME

3. This Conveyance shall be effective as of the 1st day of July, 1998.

                                    ARTICLE 4
                                   CONDITIONS

4. All conditions required by the Agreement of Purchase and Sale to be satisfied at or prior to the Closing Date have been satisfied or, if not satisfied, have been waived by Vendor and Purchaser.

                                    ARTICLE 5
                                    ENUREMENT

5. This Conveyance shall be binding upon and shall enure to the benefit of each of the Parties hereto and their respective successors and assigns.

                                    ARTICLE 6
                              SUBORDINATE DOCUMENT

6. The parties hereto acknowledge that except as herein otherwise provided, all of the provisions of the Agreement of Purchase and Sale shall apply and are hereby incorporated by reference in so far as they relate to the Assets.

                                    ARTICLE 7
                               FURTHER ASSURANCES

7. Each Party hereto will, from time to time and at all times hereafter at the request of the other Party, but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof and to more effectively vest in Purchaser the Assets.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1 This Conveyance shall be governed by and shall be construed in accordance with the laws of the Province of Alberta, and the Courts of the Province of Alberta shall have exclusive jurisdiction with respect to all legal proceedings arising out of this Conveyance.

8.2 The Article headings contained in this Conveyance have been inserted for convenience of reference only and form no part of this Conveyance and shall not in any way affect the meaning or interpretation of this Conveyance.

                  IN WITNESS WHEREOF the Parties have hereunto executed and delivered this Agreement as of the day and year first above written.


                                      TIMBERWOLF PRODUCTION FUND #4 LIMITED
                                      PARTNERSHIP, by its General Partner,
                                      TIMBERWOLF RESOURCES LTD.,


                                      Per:
                                           ------------------------------------

                                      Per:
                                           ------------------------------------

                                      GEOCAN ENERGY INC.


                                      Per:
                                           ------------------------------------

                                      Per:
                                           ------------------------------------

                                  SCHEDULE "D"

                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================

                              ADJUSTMENT PROCEDURE

ADJUSTMENT DETAILS

                  Subject to the provisions of the Agreement of Purchase and Sale which this Schedule "D" is attached to and made a part of, the following Adjustment Procedure shall apply:

1.                FOR CLOSING

                  On or before the forty-fifth day after the Closing Time, or as otherwise agreed by the Parties, Vendor shall deliver to Purchaser a written interim statement of all adjustments and payments to be made pursuant to the provisions of this Agreement and shall make available to representatives of Purchaser all information necessary for such representatives to understand and confirm the calculations in such statement. Vendor and Purchaser shall cooperate in settling and agreeing to the amounts of the adjustments and payments to be made pursuant to the provisions hereof on an interim basis.

2.                POST CLOSING

                  Within the one hundred and twenty (120) day period following the Closing Time, Vendor and Purchaser shall cause their representatives to cooperate in preparing, on the basis of information available within such period, a final statement of all adjustments and payments to be made pursuant to the provisions of this Agreement and upon agreement as to the amounts of all such adjustments and payments to be made pursuant to this Agreement, the net amount thereof shall be remitted by the party to this Agreement who, in the net result, is obliged to make payment.

3.                DELAYED MATTERS

                  The Parties to this Agreement foresee that certain adjustments will be necessary from time to time after the period referred to in Clause 2 of this Adjustment Procedure and each of the Parties hereto agrees to co-operate in calculating and confirming the amount of any payment as may be necessary as a result thereof and agrees to make payment in the event of becoming obliged thereby to make payment.

4.                LIMITATION

                  Notwithstanding the provisions of Clauses 1, 2, and 3 of this Adjustment Procedure, no adjustments shall be made pursuant to the provisions of this Adjustment Procedure pertaining to any matter with respect to which a Party hereto has not given to the other Party hereto a written notice requesting an adjustment within the two (2) year period following Closing.

5.                PAYMENT

         (a)      Following Closing:

                  (i) revenues received by Vendor, if any, net of applicable actual (or estimated) expenses shall be paid by Vendor to Purchaser within fifteen (15) days of receipt of such net revenues by Vendor; and

                  (ii) actual expenses paid by Vendor which exceed the revenues received by Vendor shall be paid by Purchaser to Vendor within fifteen (15) days of receipt of notification by Vendor to Purchaser of the amount of such net excess expenses.

                  The net amount of either revenues or expenses shall be remitted by the party to this agreement who, in the net result, is obliged to make such payment. If such payment is not made by Vendor or Purchaser within the times set forth in Subclause 5(a)(i) or (ii) above, whichever is applicable, then the interest rate shall be the Prime Rate plus Two Percent (2%) for the period subsequent to the final statement of adjustments.

6.                AUDIT

                  Purchaser shall have the right, exercisable within the period referred to in Clause 4 of this Adjustment Procedure, upon fifteen (15) days' prior written notice, to examine copy, and audit, at the sole expense of Purchaser, the records of Vendor relative to the Assets for the purposes of effecting adjustments pursuant to this Agreement.

7.                ARBITRATION

                  Any controversy arising under or out of this Adjustment Procedure may be submitted to arbitration by either Vendor or Purchaser by written notice to the other Party and the following principles shall apply to any and each such arbitration:

         (a)      Appointment of Arbitrator(s):

                  Upon written demand of either Vendor or Purchaser, representatives of Purchaser and Vendor shall meet and attempt to appoint a single arbitrator. In the event that such representatives are unable to agree on a single arbitrator, then upon written demand by either Vendor or Purchaser, each shall, within ten (10) days of such demand, name an arbitrator and the two (2) arbitrators so named shall promptly thereafter choose a third. If either Vendor or Purchaser shall fail to name an arbitrator within ten (10) days from such demand, then the second arbitrator shall be appointed by any Justice of the Court of Queen's Bench of Alberta. If the two (2) arbitrators shall fail within ten (10) days from their appointment to agree upon and appoint the third arbitrator, then such third arbitrator shall be appointed by any Justice of the Court of Queen's Bench of Alberta.

         (b)      Qualification of Arbitrator(s):

                  The arbitrator or arbitrators selected to act hereunder shall be qualified by education, experience and training to pass upon the particular question or questions in dispute.

         (c)      Proceedings:

                  The arbitrator or arbitrators chosen shall proceed immediately to hear and determine the question or questions in dispute. The decision of the single arbitrator shall be made within forty-five (45) days after his or her appointment, subject to any reasonable delay due to unforeseen circumstances. Where there are three (3) arbitrators, the decision of the arbitrators, or a majority of them, shall be made within forty-five (45) days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. In the event the single arbitrator or the arbitrators, or a majority of them, fail to make a decision within the period herein prescribed, then either party thereto may elect to have a new single arbitrator or arbitrators chosen in the manner herein prescribed, as if none had previously been selected.

         (d)      Decision:

                  The decision of the single arbitrator or the decision of the arbitrators, or a majority of them, shall be drawn up in writing and signed by the single arbitrator or by the arbitrators, or a majority of them, and shall be final and binding upon the Parties hereto as to any question or questions so submitted to arbitration, and the Parties hereto shall be bound by such decision and bound to perform the terms and conditions thereof.

         (e)      Compensation:

                  The liability between the Parties hereto for the payment of the compensation and expenses of the single arbitrator or the arbitrators shall be determined by the arbitrator or arbitrators, as the case may be.

         (f)      Governing Law:

                  Arbitration pursuant hereto shall be governed in all respects not addressed herein by the provisions of The Arbitration Act (Alberta) and the regulations thereunder.

                                  SCHEDULE "E"

                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================

                           PRODUCTION SALES CONTRACTS



Progas netback price amending agreement dated November 1, 1997.

                                  SCHEDULE "F"


                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================

                  AUTHORIZATIONS FOR EXPENDITURES ("A.F.E.'S")


                  AFE NO.                                        AMOUNT
                  -------                                        ------
                  AFE #85005                                     $ 4,500.00
                  AFE #85003                                     $ 9,525.00
                  AFE #82003                                     $15,216.70
                                                                 ----------

                       Total:                                    $29,241.70

                                  SCHEDULE "G"


                  attached to and forming part of an Agreement of Purchase and Sale made as of this 11th day of September, 1998 between Timberwolf Production Fund #4 Limited Partnership, as Vendor, and Geocan Energy Inc., as Purchaser.

================================================================================

                                     WELLS*

Unique Well Identifier                     Well Name                                 License No.
----------------------                     ---------                                 -----------

00/1-3-61-11 W5/0                          Bankeno Whitecourt                        131708
00/12-7-61-11 W5/2                         Danoil et al Carson                       179118
00/6-18-61-11 W5/2                         Danoil et al Carson                       198390
00/3-13-61-12 W5/0                         Danoil et al Carson                       191112
00/7-8-63-11 W5/0                          Danoil Judy Creek                         214 720
00/13-5-61-11 W5/0                         Danoil Whitecourt                         184 162
00/8-34-61-12 W5/0                         Danoil et al Carson N.                    183 231
00/14-12-61-12 W5/0                        Danoil et al Carson                       188 642


o Includes all surface and downhole equipment, well bore and well casing associated with each such Well.